Exhibit 99.1

FOR IMMEDIATE RELEASE

SGI REPORTS SECOND QUARTER FISCAL YEAR 2008 RESULTS

SGI Achieves Significant Order Growth For Second Consecutive Quarter

SUNNYVALE, Calif. (February 5, 2008)—SGI (NASDAQ: SGIC) today announced financial results for the second quarter of fiscal 2008, which ended December 28, 2007.

Second Quarter FY08 Highlights

Overall in its second quarter, SGI:

•	Achieved bookings of $100 million, a 30 percent increase over Q1, led by strength in its storage business

•	Increased backlog by approximately 50 percent to $96 million

•	Added to its leadership team to support its strategy

•

Secured major new wins, including a 25,000-processor supercomputer at HLRN, the North German Group for High- and Highest-Performance Computers, and a 10,240-processor supercomputer at Total, the French oil and gas company

“I’m very pleased with the continued growth in our order rate this quarter,” said Bo Ewald, SGI Chief Executive Officer. “We saw continuing momentum in our bookings, with an increase of 30 percent over Q1. We’ve also further strengthen our leadership team with the addition of Irene Qualters, who has joined SGI to lead the software organization and specifically drive our efforts to develop and productize the SGI Industrial Strength Linux Environment.”

In this press release, the company uses certain pro forma financial measures that are not calculated in accordance with GAAP, or non-GAAP financial measures. These measures are referred to as “pro forma” in this press release. In addition the company uses

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SGI Reports Second Quarter Fiscal Year 2008 Results/2

bookings and backlog to measure performance. Bookings reflect authorized orders for SGI products and professional services received in the period, and backlog is the cumulative bookings for which the company has not yet recognized revenue. Management believes that these non-GAAP financial measures, bookings, and backlog are useful to investors because they facilitate period to period comparisons of SGI’s performance and because they help investors view the company’s results of operations through the eyes of management and the company’s lenders. SGI’s credit line covenants, management reporting and incentive plans are measured against certain of these non-GAAP financial measures.

GAAP Q2 Results

GAAP revenue for the second quarter was $90.1 million, compared to $91.1 million in the first quarter. The second quarter GAAP operating loss was $30.8 million, compared to $27.2 million in the first quarter of fiscal 2008. GAAP operating expenses were $58.6 million for the second quarter of 2008, as compared to $54.7 million for the first quarter of fiscal 2008.

Pro Forma Q2 Results

Pro forma revenue was $109.1 million in the second quarter of fiscal 2008, compared with $120.7 million in the first quarter of fiscal 2008. Backlog at the end of the second quarter of 2008 grew to $95.8 million compared to $65.0 million at the end of the first quarter of fiscal 2008.

“Our product mix improved this quarter, with storage increasing in both orders and revenue,” said Kathy Lanterman, SGI Chief Financial Officer. “As we continue to drive bookings momentum and maintain our efforts on cost control, we expect our operating results to improve as these orders convert to revenue particularly in the fourth fiscal quarter.”

Pro forma revenue excludes the impact of fresh-start accounting and the deferral of the company’s recognition of revenues for certain of the company’s transactions where software is more than incidental to the overall solution pursuant to AICPA Statement of Position 97-2, Software Revenue Recognition (“SOP 97-2”). Pro forma gross margin for the second quarter, which is adjusted for similar items, was 35.7 percent compared with 34.3 percent in the first quarter of fiscal 2008. Pro forma operating expenses, which exclude restructuring and reorganization-related expenses, stock-based compensation expense and the impact of fresh start accounting, were $55.3 million in the second quarter of fiscal 2008 compared with $51.5 million in the first quarter of fiscal 2008. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter of fiscal 2008, as defined in the company’s debt agreements, were a loss of $11.0 million, compared with a $3.8 million loss for the first quarter of fiscal 2008.

Financing and Tax Ruling

On February 4, SGI entered into an amendment to obtain an additional $42.5 million as an extension to its existing credit facility. “Particularly in light of today’s difficult financial markets, we’re very pleased with this show of confidence from our existing lenders to help fund SGI’s growth strategy,” added Lanterman.

On January 29, SGI received a ruling from the Internal Revenue Service indicating that its $1.2 billion of pre-reorganization net operating losses may be used without the limitation imposed under our tax laws. The removal of this restriction is expected to drive a positive cash impact to SGI in future years.

“We’ve established the foundation for growth. We are beginning to see the results in our bookings, and we expect revenue to follow,” added Ewald.

SGI Reports Second Quarter Fiscal Year 2008 Results/3

A reconciliation of the non-GAAP financial measures used in this press release to the company’s GAAP results of operations, including an illustration of the impact of the company’s fresh start accounting and the impact of the implementation of SOP 97-2, is attached to this press release and is also available at www.sgi.com/company_info/investors.

Conference Call

SGI will conduct a conference call today at 2 p.m. PT to provide additional details. The webcast is available at www.sgi.com/company_info/investors/. The conference call can be accessed by dialing (877) 495-0297 or (706) 643-9931 for participants outside of North America, conference ID: 31926234. An audio replay of this call will be available after 5 p.m. PT today at (800) 642-1687 or (706) 645-9291 (passcode: 31926234) and will be available until February 12, 2008 midnight PT. After February 12, 2008, the call will be available as an archived webcast. All links to the archived webcast and audio replay are available through SGI’s web site at www.sgi.com/company_info/investors/.

SGI - Innovation for Results™

SGI (NASDAQ: SGIC) is a leader in high-performance computing. SGI delivers a complete range of high-performance server, visualization and storage solutions along with industry-leading professional services and support that enable its customers to overcome the challenges of complex data-intensive workflows and accelerate breakthrough discoveries, innovation and information transformation. SGI helps customers solve significant challenges, whether it’s enhancing the quality of life through drug research, designing and manufacturing safer and more efficient cars and airplanes, studying global climate change, providing technologies for homeland security and defense, or helping enterprises manage large data. With offices worldwide, the company is headquartered in Sunnyvale, Calif., and can be found on the Web at sgi.com.

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© 2007 SGI. All rights reserved. SGI, the SGI cube and the SGI logo are registered trademarks of SGI in the United States and/or other countries worldwide. All other registered trademarks mentioned herein are the property of their respective owners.

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth herein, including the risks and uncertainties discussed under the caption “Risk Factors” and elsewhere in SGI’s Form 10-K or Form 10-Q most recently filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. SGI disclaims any intent or obligation to update these forward-looking statements.

SILICON GRAPHICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Successor Company			Predecessor Company
	Three Months Ended		Six Months Ended	Three Months Ended

	Dec. 28, 2007	Dec. 29, 2006	Dec. 28, 2007	Sep. 29, 2006
Product and other revenue	$40,460	$58,680	$80,602	$45,229
Product revenue from related party (1)	2,953	5,002	8,407	15,377
Global services revenue	46,698	44,041	92,187	61,199

Total revenue	90,111	107,723	181,196	121,805
Costs and expenses:
Cost of product and other revenue	34,938	59,918	72,630	42,710
Cost of service revenue	27,310	29,387	53,199	32,265
Research and development	14,464	14,984	27,760	16,007
Selling, general and administrative	44,163	41,606	85,387	42,359
Other operating expense, net	20	2,885	195	3,926

Total costs and expenses	120,895	148,780	239,171	137,267

Operating loss	(30,784)	(41,057)	(57,975)	(15,462)
Interest expense	(2,990)	(3,158)	(5,942)	(7,688)
Interest and other income (expense), net (2)	(6,970)	1,199	(7,353)	11,391

Loss before reorganization items and income taxes	(40,744)	(43,016)	(71,270)	(11,759)
Reorganization items, net	—	—	—	340,397

Income (loss) before income taxes	(40,744)	(43,016)	(71,270)	328,638
Income tax provision	1,432	678	7,099	2,382

Net income (loss)	$(42,176)	$(43,694)	$(78,369)	$326,256

Net income (loss) per share:
Basic	$(3.78)	$(3.93)	$(7.04)	$1.20

Diluted	$(3.78)	$(3.93)	$(7.04)	$0.77

Weighted-average shares used to compute net income (loss) per share:
Basic	11,147	11,125	11,136	271,563

Diluted	11,147	11,125	11,136	423,875

(1)	Represents product sales to SGI Japan, a related party of which we owned a 10% interest at Dec. 28, 2007 and at Sep. 29, 2006.

(2)	The three-month period ended Dec. 28, 2007 includes a write-down of $6 million of our equity investment in SGI Japan to the estimated fair value of the investment, which was approximately $15 million at Dec. 28, 2007. The three-month period ended Sep. 29, 2006 includes a pre-tax gain of approximately $10 million on the sale of a portion of the Predecessor Company’s investment in SGI Japan.

SILICON GRAPHICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	Dec. 28, 2007	June 29, 2007
ASSETS
Current assets:
Cash and cash equivalents	$33,135	$69,887
Short-term marketable investments	41	223
Short-term restricted investments	9,399	6,763
Accounts receivable, net	41,750	47,643
Inventories	58,848	54,354
Prepaid expenses	7,448	6,153
Other current assets	44,387	49,576

Total current assets	195,008	234,599
Restricted investments	611	302
Property and equipment, net	42,842	43,392
Other intangibles, net	59,422	71,264
Other non-current assets, net	71,207	59,501

Total assets	$369,090	$409,058

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,668	$14,387
Accrued compensation	31,806	35,382
Income taxes payable	3,578	2,209
Other current liabilities	45,524	44,420
Current portion of long-term debt	4,283	261
Current portion of deferred revenue	89,647	84,798
Current portion of restructuring liability	1,067	1,410
Total current liabilities	195,573	182,867
Long-term debt	80,750	85,000
Non-current portion of deferred revenue	59,582	32,362
Other non-current liabilities	25,708	24,370

Total liabilities	361,613	324,599
Total stockholders’ equity	7,477	84,459

Total liabilities and stockholders’ equity	$369,090	$409,058

		Calculation of Non-GAAP Quarterly Results of Operations and Adjusted EBITDA
		Successor Company					Predecessor Company
Three Months Ended:		28-Dec-07	28-Sep-07	29-Jun-07	30-Mar-07	29-Dec-06	29-Sep-06	30-Jun-06	31-Mar-06	30-Dec-05	30-Sep-05	FY2007	FY2006
		(in thousands)
Total revenue (GAAP)		$90,111	$91,085	$122,295	$111,046	$107,723	$121,805	$115,708	$105,562	$136,796	$160,739	$462,869	$518,805
Plus:	Fresh-start accounting adjustments	2,094	3,835	5,472	8,329	15,877	—	—	—	—	—	29,678	—
	SOP 97-2 revenue deferrals (1)	16,935	25,813	13,726	10,392	10,544	5,154	13,476	2,112	7,597	8,938	39,816	32,123

	Non-GAAP total revenue	109,140	120,733	141,493	129,767	134,144	126,959	129,184	107,674	144,393	169,677	532,363	550,928

Cost of revenue (GAAP)		62,248	63,581	90,148	74,355	89,305	74,975	70,532	68,227	80,952	100,722	328,783	320,433
Plus:	Fresh-start accounting adjustments	(3,834)	(2,762)	(6,644)	(4,703)	(12,549)	—	—	—	—	—	(23,896)	—
	SOP 97-2 revenue deferrals (1)	11,794	18,576	8,213	3,574	6,293	2,795	4,675	1,334	3,366	4,810	20,875	14,185
	Stock-based compensation expense	8	(87)	(57)	(45)	(12)	7	22	(53)	(71)	(228)	(107)	(330)

	Non-GAAP cost of revenue	70,216	79,308	91,660	73,181	83,037	77,777	75,229	69,508	84,247	105,304	325,655	334,288

Research and development expense (GAAP)		14,464	13,296	14,870	14,186	14,984	16,007	18,220	20,838	21,254	23,365	60,047	83,677
Plus:	Fresh-start accounting adjustments	(12)	47	65	52	(348)	—	—	—	—	—	(231)	—
	Stock-based compensation expense	(253)	(309)	(257)	(200)	(58)	5	32	(112)	(231)	(300)	(510)	(611)

	Non-GAAP research and development expense	14,199	13,034	14,678	14,038	14,578	16,012	18,252	20,726	21,023	23,065	59,306	83,066

Selling, general and administrative expenses (GAAP)		44,163	41,224	41,697	42,017	41,606	42,359	42,903	59,722	57,627	59,865	167,679	220,117
Plus:	Fresh-start accounting adjustments	(2,525)	(2,076)	(2,580)	(2,587)	(2,635)	—	—	—	—	—	(7,802)	—

	Restructuring and bankruptcy related expenses	—	—	—	—	—	—	—	(3,452)	(6,413)	(2,082)	—	(11,947)
	Goodwill impairment	—	—	—	—	—	—	—	(8,386)	—	—	—	(8,386)
	Stock-based compensation expense	(530)	(718)	(581)	(949)	(54)	(134)	(64)	(344)	(381)	(455)	(1,718)	(1,244)

	Non-GAAP selling, general and administrative expenses	41,108	38,430	38,536	38,481	38,917	42,225	42,839	47,540	50,833	57,328	158,159	198,540

Other operating expenses (GAAP)		20	175	358	358	2,885	3,926	(7,694)	11,550	10,114	7,185	7,527	21,155
Plus:	Restructuring and bankruptcy related expenses	(20)	(175)	(358)	(358)	(2,885)	(3,926)	7,694	(11,550)	(10,114)	(7,185)	(7,527)	(21,155)

	Non-GAAP other operating expenses	0	0	0	0	0	0	0	0	0	0	0	0

	Operating expenses (GAAP)	58,647	54,695	56,925	56,561	59,475	62,292	53,429	92,110	88,995	90,415	235,253	324,949
Plus:	Fresh-start accounting adjustments	(2,537)	(2,029)	(2,515)	(2,535)	(2,983)	—	—	—	—	—	(8,033)	—
	Stock-based compensation expense	(783)	(1,027)	(838)	(1,149)	(112)	(129)	(32)	(456)	(612)	(755)	(2,228)	(1,855)
	Goodwill impairment	0	0	0	0	0	0	0	(8,386)	0	0	0	(8,386)

	Restructuring and bankruptcy related expenses	(20)	(175)	(358)	(358)	(2,885)	(3,926)	7,694	(15,002)	(16,527)	(9,267)	(7,527)	(33,102)

	Non-GAAP operating expenses	55,307	51,464	53,214	52,519	53,495	58,237	61,091	68,266	71,856	80,393	217,465	281,606

Operating income (loss) (GAAP)		(30,784)	(27,191)	(24,778)	(19,870)	(41,057)	(15,462)	(8,253)	(54,775)	(33,151)	(30,398)	(101,167)	(126,577)
Plus:	Fresh-start accounting adjustments	8,465	8,626	14,631	15,567	31,409	0	0	0	0	0	61,607	0
	SOP 97-2 revenue deferrals (1)	5,141	7,237	5,513	6,818	4,251	2,359	8,801	778	4,231	4,128	18,941	17,938
	Stock-based compensation expense	775	1,114	895	1,194	124	122	10	509	683	983	2,335	2,185
	Goodwill impairment	0	0	0	0	0	0	0	8,386	0	0	0	8,386

	Restructuring and bankruptcy related expenses	20	175	358	358	2,885	3,926	(7,694)	15,002	16,527	9,267	7,527	33,102

	Non-GAAP operating income (loss) (2):	(16,383)	(10,039)	(3,381)	4,067	(2,388)	(9,055)	(7,136)	(30,100)	(11,710)	(16,020)	(10,757)	(64,966)

Plus:	Depreciation	5,414	6,224	6,169	6,128	6,552	6,467	10,003	10,898	11,959	13,379	25,316	46,239
	Adjusted EBITDA	(10,969)	(3,815)	2,788	10,195	4,164	(2,588)	2,867	(19,202)	249	(2,641)	14,559	(18,727)

		Calculation of Non-GAAP Revenues by Reporting Segment(1)
		Successor Company					Predecessor Company
Three Months Ended:		28-Dec-07	28-Sep-07	29-Jun-07	30-Mar-07	29-Dec-06	29-Sep-06	30-Jun-06	31-Mar-06	30-Dec-05	30-Sep-05	FY2007	FY2006
		(in thousands)
Core systems:
	Server products (GAAP)	$23,282	$31,627	$47,926	$32,692	$40,954	$34,914	$21,168	$20,484	$28,182	$53,993	$156,486	$123,827
Plus:	Fresh-start accounting adjustments	196	22	332	1,100	1,109	0	0	0	0	0	2,541	0
	SOP 97-2 revenue deferrals (2)	12,324	20,887	6,067	4,857	4,075	2,304	3,895	30	2,485	2,524	17,303	8,934

	Non-GAAP server products revenue	35,802	52,536	54,325	38,649	46,138	37,218	25,063	20,514	30,667	56,517	176,330	132,761

	Storage products revenue (GAAP)	13,505	8,233	14,486	12,063	10,920	12,750	13,134	11,798	11,185	13,816	50,219	49,933
Plus:	Fresh-start accounting adjustments	0	0	293	0	320	0	0	0	0	0	613	0
	SOP 97-2 revenue deferrals (2)	2,303	3,377	5,392	2,676	3,834	1,584	1,288	854	2,070	2,766	13,486	6,978

	Non-GAAP storage products revenue	15,808	11,610	20,171	14,739	15,074	14,334	14,422	12,652	13,255	16,582	64,318	56,911

	Non-GAAP core systems revenue	51,610	64,146	74,496	53,388	61,212	51,552	39,485	33,166	43,922	73,099	240,648	189,672

Legacy systems:
	Legacy systems (GAAP)	6,626	5,736	11,846	13,816	11,808	12,942	14,701	13,810	27,095	22,729	50,412	78,335
Plus:	Fresh-start accounting adjustments	0	0	0	37	1,952	0	0	0	0	0	1,989	0
	SOP 97-2 revenue deferrals (2)	1,190	424	259	634	895	(580)	7,169	1,338	2,933	2,940	1,208	14,380

	Non-GAAP legacy systems revenue	7,816	6,160	12,105	14,487	14,655	12,362	21,870	15,148	30,028	25,669	53,609	92,715

	Non-GAAP products revenue	59,426	70,306	86,601	67,875	75,867	63,914	61,355	48,314	73,950	98,768	294,257	282,387

Global services:
	Customer support (GAAP)	40,193	38,231	39,332	37,527	35,080	48,396	49,552	52,053	55,304	57,174	160,335	214,083
Plus:	Fresh-start accounting adjustments	1,898	3,813	4,789	6,545	12,228	0	0	0	0	0	23,562	0
	SOP 97-2 revenue deferrals (2)	(2,215)	77	677	159	231	144	1,299	(190)	(317)	97	1,211	889

	Non-GAAP customer support revenue	39,876	42,121	44,798	44,231	47,539	48,540	50,851	51,863	54,987	57,271	185,108	214,972

	Professional services (GAAP)	6,505	7,258	8,705	14,948	8,961	12,803	17,153	7,417	15,030	13,027	45,417	52,627
Plus:	Fresh-start accounting adjustments	0	0	58	647	268	0	0	0	0	0	973	0
	SOP 97-2 revenue deferrals (2)	3,333	1,048	1,331	2,066	1,509	1,702	(175)	80	426	611	6,608	942

	Non-GAAP professional services revenue	9,838	8,306	10,094	17,661	10,738	14,505	16,978	7,497	15,456	13,638	52,998	53,569

	Non-GAAP global services revenue	49,714	50,427	54,892	61,892	58,277	63,045	67,829	59,360	70,443	70,909	238,106	268,541

	Non-GAAP revenue	$109,140	$120,733	$141,493	$129,767	$134,144	$126,959	$129,184	$107,674	$144,393	$169,677	$532,363	$550,928

(1)	For each of the periods indicated, non-GAAP core systems revenue is obtained by adding non-GAAP server products revenue and non-GAAP storage products revenue, non-GAAP products revenue is obtained by adding non-GAAP core systems revenue and non-GAAP legacy systems revenue, non-GAAP global services revenue is obtained by adding non-GAAP customer support revenue and non-GAAP professional services revenue and non-GAAP revenue is obtained by adding non-GAAP products revenue and non-GAAP global services revenue. This table includes a reconciliation of each listed component to the comparable GAAP figures.

(2)	The non-GAAP adjustments for SOP 97-2 are indicative of the revenue results the company would have recorded without the effect of SOP 97-2, although these are unaudited adjustments. We believe that this presentation more closely matches the results that would have been recorded had SAB 104 been applied, in which case the revenue for the hardware components of the arrangement would have been recorded when those deliverables were completed, and the primary remaining deliverable is customer support. Generally, this presentation matches the timing of billings to customers for the hardware deliverables, and therefore allows more transparency to cashflows.